Exhibit 23(j)(ii)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      As independent public accountants, we hereby consent to the use of our report on the financial statements of the Institutional Short-Term Bond Fund, a series of AmeriPrime Advisors Trust (File No. 333-85083) as of December 31, 2004 and for the periods indicated therein, and to the references to our firm included in and made part of this Post-Effective Amendment to WY Funds' Registration Statement on Form N-1A.


         Cohen McCurdy, Ltd.
         Westlake, Ohio
         April 26, 2005